ALLTEL CORPORATION

                      Resolutions of the Board of Directors
                                January 25, 2001

                RE: Amendment to ALLTEL Corporation Supplemental
                    Executive Retirement Plan

         WHEREAS, ALLTEL Corporation ("ALLTEL") maintains the ALLTEL Corporation Supplemental Executive Retirement Plan, as amended (the "SERP"); and

         WHEREAS, the Board of Directors deems it advisable to amend the SERP in the manner set forth in these resolutions;

         NOW, THEREFORE, BE IT RESOLVED that, effective with respect to all current and future Participants in the SERP, the SERP is amended as follows:

         1.  Section 2.01(g) is amended to provide as follows:

         (g) "Compensation" means, with respect to the Controlled Group, for a calendar year, the sum of: (a) the Participant's base salary paid to the Participant during the calendar year; and
                  (b) the total of all amounts paid to the Participant pursuant to all incentive compensation plans during the calendar year.

                  For purposes of this definition, incentive compensation plans shall include, without limitation, the ALLTEL Corporation Performance Incentive Compensation Plan or any successor thereto as in effect from time to time, the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan or any successor thereto as in effect from time to time, and any incentive bonus plan or arrangement that provides for payment of cash compensation, and shall exclude, without limitation, the ALLTEL Corporation Executive Deferred Compensation Plan or any successor thereto as in effect from time to time, the ALLTEL Corporation 1998 Management Deferred Compensation Plan or any successor thereto as in effect from time to time, any plan qualified or intended to be qualified under Section 401(a) of the Code and any plan supplementary thereto, executive fringe benefits, and any plan or arrangement under which stock, stock options, stock appreciation rights, restricted stock or similar options, stock, or rights are issued.

                  Notwithstanding the foregoing: (1) Compensation shall not be affected by any compensation reduction pursuant to a "cafeteria plan" as defined in Section 125 of the Code; (2) Compensation shall not be affected by the deferral of any amount that would otherwise constitute Compensation under any cash-or-deferred arrangement under Section 401(k) of the Code

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                  or under any nonqualified arrangement, and any such deferred amount (that would otherwise be Compensation) shall be credited to the Participant as Compensation during the calendar year when the deferred amount would have been paid (in the absence of the deferral election) rather than during the period when the deferred amount is paid; and (3) in no event shall any of the following be included as Compensation:
                  (a) any bonus payment not paid pursuant to a formalized incentive compensation plan or arrangement covering executives of the Controlled Group; and (b) any payment, whether paid before or after employment termination, pursuant to or in respect of any severance or change in control plan, arrangement, or agreement, including, without limitation, any agreement covered by Section 2.01(v), the Amended and Restated Change-In-Control Severance Agreement dated as of December 29, 1997 between Kevin L. Beebe and 360(degree) Communications Company, as amended, and the Amended and Restated Change-In-Control Severance Agreement dated as of December 29, 1997 between Jeffery R. Gardner and 360(degree) Communications Company, as amended.

         2.       Section 2.01(v) is amended to provide as follows:

         (v) "Payment Trigger Compensation" means, with respect to the Controlled Group, the sum of: (1) the highest of (a) the Participant's annual base salary in effect immediately prior to the occurrence of a Change in Control, (b) the Participant's annual base salary in effect immediately prior to the occurrence of a Payment Trigger, or (c) the Participant's annual base salary in effect on the day immediately preceding the Participant's Retirement; and (2) the highest of (a) the aggregate maximum amounts payable to the Participant pursuant to all incentive compensation plans for the fiscal year or other measuring period commencing coincident with or most recently prior to the date on which a Change in Control occurs, (b) the aggregate maximum amounts payable to the Participant pursuant to all incentive compensation plans for the fiscal year or other measuring period commencing coincident with or most recently prior to the date on which a Payment Trigger occurs, or (c) the aggregate maximum amounts payable to the Participant pursuant to all incentive compensation plans for the fiscal year or other measuring period commencing coincident with or most recently prior to the date of the Participant's Retirement, in each case assuming that the Participant were continuously employed by the Controlled Group on the terms and conditions, including, without limitation, the terms of the incentive plans, in effect immediately prior to the Change in Control, Payment Trigger, or Retirement whichever applies, until the last day of that fiscal year or other measuring period. For purposes of this definition, amounts payable to the Participant pursuant to an incentive compensation plan for the fiscal year or other measuring period commencing coincident with or most recently prior to the date on which the Change of Control, Payment Trigger, or Retirement, as applicable, occurs (the "applicable year/period") shall not include amounts attributable to a fiscal year or other measuring period that commenced prior to the applicable year/period and that become payable during the applicable year/period.

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                  For purposes of this definition, incentive compensation plans shall include, without limitation, the ALLTEL Corporation Performance Incentive Compensation Plan or any successor thereto as in effect from time to time, the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan or any successor thereto as in effect from time to time, and any incentive bonus plan or arrangement that provides for payment of cash compensation, and shall exclude, without limitation, the ALLTEL Corporation Executive Deferred Compensation Plan or any successor thereto as in effect from time to time, the ALLTEL Corporation 1998 Management Deferred Compensation Plan or any successor thereto as in effect from time to time, any plan qualified or intended to be qualified under Section 401(a) of the Code and any plan supplementary thereto, executive fringe benefits, and any plan or arrangement under which stock, stock options, stock appreciation rights, restricted stock or similar options, stock, or rights are issued.

                  Notwithstanding the foregoing: (1) Payment Trigger Compensation shall not be affected by any compensation reduction pursuant to a "cafeteria plan" as defined in Section 125 of the Code; (2) Payment Trigger Compensation shall not be affected by the deferral of any amount that would otherwise constitute Compensation under any cash-or-deferred arrangement under Section 401(k) of the Code or under any nonqualified arrangement, and any such deferred amount (that would otherwise constitute Payment Trigger Compensation) shall be taken into account as of the date the deferred amount would have been payable (in the absence of the deferral election) rather than when the deferred amount is payable; and (3) in no event shall any of the following be included as Payment Trigger Compensation: (a) any bonus payment not paid or payable pursuant to a formalized incentive compensation plan or arrangement covering executives of the Controlled Group; and (b) any payment, whether paid or payable before or after employment termination, pursuant to or in respect of any severance or change in control plan, arrangement, or agreement, including, without limitation, any agreement covered by Section 2.01(v), the Amended and Restated Change-In-Control Severance Agreement dated as of December 29, 1997 between Kevin L. Beebe and 360(degree) Communications Company, as amended, and the Amended and Restated Change-In-Control Severance Agreement dated as of December 29, 1997 between Jeffery R. Gardner and 360(degree) Communications Company, as amended.

         RESOLVED FURTHER, that the officers of ALLTEL be, and each of them hereby is, authorized and directed, for and on behalf of ALLTEL, to do any and all things necessary or appropriate to carry out the foregoing amendment.